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                                    EXHIBIT I


                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


                                    SIGNATURE


After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE:          February 13, 2001



                              BRENTWOOD ASSOCIATES VIII, L.P.,
                              a Delaware limited partnership

                              By:  Brentwood VIII Ventures LLC,
                                   a Delaware limited liability company
                                   Its:  General Partner


                                      By:   /s/ G. Bradford Jones
                                           ----------------------
                                            G. Bradford Jones
                                            Managing Member



                              BRENTWOOD VIII VENTURES LLC,
                              a Delaware limited liability company

                              By:    /s/ G. Bradford Jones
                                 ---------------------------------------
                                     G. Bradford Jones
                                     Managing Member


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